Clark Corporate Law Group llp		3273 E. Warm Springs Las Vegas, NV 89120 200 S. Virginia St., 8th Floor Reno, NV 89501
Bryan R. Clark	Scott P. Doney	Telephone: 702-312-6255
Christopher T. Clark	Joe Laxague	Facsimile: 702-944-7100
Richard T. Cunningham		Email: jlaxague@clarkcorporatelaw.com

September 5, 2014

iWallet Corporation

7394 Trade Street

San Diego, California 92121

Re: iWallet Corporation, Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for iWallet Corporation, (the "Company"), in connection with the preparation of the recent registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 10,484,065 shares of common stock held by the selling shareholders described in the Registration Statement, as well as 10,484,065 shares of common stock underlying the warrants held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 10,484,065 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable. In addition, we are of the opinion that the 10,484,065 shares of common stock underlying the warrants held by selling shareholders will, upon proper exercise of such warrants and payment of the required exercise price, become validly issued, fully paid and non-assessable.

This opinion is based on general corporate law, including applicable statutory provisions, and reported judicial decisions interpreting those laws.

Sincerely,

/s/ Joe Laxague

CLARK CORPORATE LAW GROUP LLP

Joe Laxague, Esq.

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Clark Corporate Law Group llp		3273 E. Warm Springs Las Vegas, NV 89120 200 S. Virginia St., 8th Floor Reno, NV 89501
Bryan R. Clark	Scott P. Doney	Telephone: 702-312-6255
Christopher T. Clark	Joe Laxague	Facsimile: 702-944-7100
Richard T. Cunningham		Email: jlaxague@clarkcorporatelaw.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, iWallet Corporation.

Sincerely,

/s/ Joe Laxague

CLARK CORPORATE LAW GROUP LLP

Joe Laxague, Esq.

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